Exhibit 3.2

BYLAWS
OF
THE TRAVELERS COMPANIES, INC.

AS AMENDED AND RESTATED DECEMBER 7, 2022

ARTICLE I

Offices

Section 1.          Registered Office. The registered office of the corporation required by Chapter 302A of the Minnesota Statutes (“Chapter 302A”) to be maintained in the State of Minnesota is 385 Washington Street, St. Paul, Minnesota 55102.

Section 2.          Principal Executive Office. The principal executive office of the corporation, where the Chief Executive Officer of the corporation has an office, is 485 Lexington Avenue, New York, New York 10017.

ARTICLE II

Meetings Of Shareholders

Section 1.          Place of Meetings. Each meeting of the shareholders shall be held at the principal executive office of the corporation or at such other place as may be designated by the board of directors or the Chief Executive Officer. But any meeting called by or at the demand of a shareholder or shareholders shall be held in the county where the principal executive office of the corporation is located. The board of directors may determine that a meeting of the shareholders shall not be held at a physical place, but instead solely by means of remote communication. Participation by remote communication constitutes presence at the meeting.

Section 2.          Regular Annual Meeting. A regular annual meeting of shareholders shall be held on such day in each calendar year as shall be determined by the board for the purpose of electing directors and for the transaction of any other business appropriate for action by the shareholders.

Section 3.          Special Meetings. Special meetings of the shareholders may be called at any time by the Chief Executive Officer or the Chief Financial Officer, by a shareholder or shareholders holding ten percent or more of the voting power of all shares entitled to vote, or as otherwise provided by Chapter 302A; except that a special meeting called by shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by twenty-five percent or more of the voting power of all shares entitled to vote. A shareholder or shareholders holding the requisite voting power may demand a special meeting of shareholders only by giving the written notice of demand required by law. Special meetings shall be held on the date and at the time and place fixed as provided by law.

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Section 4.          Notice. Notice of all meetings of shareholders shall be given to every holder of shares entitled to vote in the manner and pursuant to the requirements of Chapter 302A. To the extent permitted by law, any meeting of shareholders may be adjourned by the board of directors or the chair of the meeting from time to time to another date, time and place, whether or not a quorum is present at such meeting. If any meeting of shareholders is so adjourned, no notice of such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting.

Section 5.          Record Date. The board or an officer so authorized by the board shall fix a record date not more than 60 days before the date of a meeting of shareholders as the date for the determination of the holders of voting shares entitled to notice of and to vote at the meeting.

Section 6.          Quorum. The holders of a majority of the voting power of the shares entitled to vote at a meeting present in person or by proxy at the meeting are a quorum for the transaction of business. If a quorum is present when a meeting is convened, the shareholders present may continue to transact business until adjournment sine die, even though the withdrawal of a number of shareholders originally present leaves less than the proportion otherwise required for a quorum.

Section 7.          Voting Rights. Unless otherwise provided in the terms of the shares, a shareholder has one vote for each share held on a record date. A shareholder may cast a vote in person or by proxy. Such vote shall be by written ballot unless the chair of the meeting determines to request a voice vote on a particular matter.

Section 8.          Proxies. The chair of the meeting shall, after shareholders have had a reasonable opportunity to vote and file proxies, close the polls after which no further ballots, proxies, or revocations shall be received or considered.

Section 9.          Act of the Shareholders. Except as otherwise provided by Chapter 302A or by the amended and restated articles of incorporation of the corporation, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote on that item of business.

Section 10.        Business of the Meeting.

(a)	At any annual meeting of shareholders, only such business (other than the nomination and election of directors, which is subject to Section 11 or Section 12 of this Article II) shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board or (ii) by any shareholder of the corporation who (A) was a shareholder of record of the corporation at the time of the giving of notice provided for in this bylaw and at the time of the annual meeting, (B) is entitled to vote with respect thereto and (C) complies with the notice procedures set forth in this Section 10. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary. To be timely, a shareholder’s notice must be received at the principal executive office of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is more than 30 days before or 70 days after such anniversary date or if no such meeting was held in the preceding year, notice by a shareholder shall be timely only if received (a) not earlier than 120 days prior to such annual meeting and (b) not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. A shareholder’s notice to the Corporate Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting:

(I)	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

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(II)	the name and address, as they appear on the corporation’s share register, of the shareholder proposing such business and the name and address of any Shareholder Associated Person (as defined below);

(III)	(1) the class or series and number of shares of the corporation’s capital stock that are, directly or indirectly, beneficially owned by such shareholder or any such Shareholder Associated Person, (2) any option, warrant, convertible security, stock appreciation right, swap, or similar right or agreement with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, or which is intended to increase or decrease (or has the effect of increasing or decreasing) the voting power of any proponent person with respect to the shares of any class or series of shares of the corporation, whether or not such instrument or right or agreement shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”), owned beneficially, directly or indirectly, by such shareholder or any such Shareholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the corporation, (3) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or any such Shareholder Associated Person has a right, or has given any other person a right, to vote any shares of the corporation or influence the voting over any such shares, (4) any short interest of such shareholder or any such Shareholder Associated Person in any security of the corporation (for purposes of these bylaws, a person shall be deemed to have a “short interest” in a security if such person has, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the corporation owned beneficially, directly or indirectly, by such shareholder or any such Shareholder Associated Person that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by or through any entity, including without limitation, a general or limited partnership in which such shareholder or any such Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such shareholder or any such Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, as of the date of such notice, including without limitation, any such interests held by members of such shareholder’s or any such Shareholder Associated Person’s immediate family sharing the same household;

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(IV)	a representation that the shareholder is a holder of record of stock of the corporation at the time of the giving of notice provided for in this bylaw, is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

(V)	a representation whether the shareholder or any such Shareholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies from shareholders in support of such proposal;

(VI)	a representation whether the shareholder is being financed or indemnified by any third party for making this proposal;

(VII)	a reasonably detailed description of any material interest, agreement, undertaking or arrangement of such shareholder or any such Shareholder Associated Person relating to such business; and

(VIII)	such other information relating to the shareholder proposing such business and any such Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with a contested solicitation of proxies in which such shareholder or Shareholder Associated Person is a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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(b)	A shareholder providing notice of business proposed to be brought before a meeting, including with respect to nominations of directors pursuant to Section 11 or Section 12 of this Article II, shall further update and supplement such notice and other information provided to the corporation so that the information provided or required to be provided in such notice under this Section 10, Section 11 and Section 12 of this Article II, as the case may be, shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered in writing to the Corporate Secretary at the principal executive offices of the corporation not later than 10 days after the record date of the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof); it being understood that providing any such update or supplement shall not be deemed to cure any defect in the shareholder’s notice or otherwise limit the corporation’s right to exclude any business proposal or nominee from the meeting on account of such defect. Notwithstanding anything in these bylaws to the contrary, no business shall be brought before or conducted at the annual meeting except in accordance with the provisions of this Section 10 and, with respect to nomination of directors, Section 11 or Section 12 of this Article II. The officer of the corporation or other person presiding over the annual meeting (or the board in advance of any meeting) shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 10 and, with respect to nomination of directors, Section 11 or Section 12 of this Article II, as the case may be, and, if the officer of the corporation or other person presiding over the annual meeting (or the board in advance of any meeting) shall so determine, such person shall so declare to the meeting (or the board shall declare in advance of any meeting) and any such business so determined to be not properly brought before the meeting shall not be transacted.

(c)	At any special meeting of shareholders, the business transacted shall be limited to the purposes stated in the notice of the meeting. With respect to a special meeting held pursuant to the demand of a shareholder or shareholders, (i) the purposes shall be limited to those specified in the demand in the event that the shareholder or shareholders are entitled by law to call the meeting because the board does not do so, and (ii) no later than 10 days after the shareholder or shareholders demanding such special meeting has or have delivered their written notice of demand required by law with respect to such special meeting, such shareholder or shareholders shall deliver in writing to the Corporate Secretary the information required by clauses (I) through (VIII) of paragraph (a) of this Section 10 (which information shall be updated by the shareholder or shareholders as required by paragraph (b) of this Section 10).

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(d)	For purposes of Section 10 and Section 11 of this Article II, “Shareholder Associated Person” shall mean, with respect to a shareholder, (i) any beneficial owner of any securities of the corporation owned of record or beneficially by such shareholder (other than a shareholder that is a depositary unless such depositary shareholder proposes to bring a proposal or nomination on behalf of one or more beneficial owners, in which case such beneficial owner(s) shall each be deemed a Shareholder Associated Person of such shareholder), (ii) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) or otherwise acting in concert with such shareholder, and (iii) any person directly or indirectly controlling, controlled by, or under common control with any person identified as a Shareholder Associated Person under clause (i) or (ii).

Section 11.          Nomination of Directors.

(a)	Only persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible for election as directors. Nominations of persons for election to the board of the corporation may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the board of directors, (ii) by any shareholder of the corporation who (A) was a shareholder of record of the corporation at the time of the giving of notice provided for in this bylaw and at the time of meeting, (B) is entitled to vote for the election of directors at the meeting, and (C) complies with the notice procedures set forth in this Section 11, or (iii) by any shareholder or group of shareholders of the corporation in compliance with Section 12 of this Article II. Any nomination pursuant to clause (ii) above shall be made by timely notice in writing to the Corporate Secretary in accordance with this Section 11. To be timely, a shareholder’s notice must be received at the principal executive office of the corporation not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is more than 30 days before or 70 days after such anniversary date or if no such meeting was held in the preceding year, notice by a shareholder shall be timely only if received (a) not earlier than 120 days prior to such annual meeting and (b) not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (I) as to each person whom such shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for a contested election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and (II) as to the shareholder giving the notice (1) the name and address, as they appear on the corporation’s share register, of such shareholder and of any Shareholder Associated Person, (2) the information required by clauses (II) through (VIII) of Section 10(a) (which information shall be updated by the shareholder or shareholders as required by Section 10(b) of this Article II), and (3) if such shareholder or any Shareholder Associated Person intends to engage in a solicitation with respect to a nomination pursuant to this Section 11, a representation that such shareholder or Shareholder Associated Person intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act, and shall be accompanied by the written consent of each such person to serve as a director of the corporation, if elected.

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In addition, each person whom such shareholder proposes to nominate for director shall be required to provide to the Corporate Secretary promptly upon request (but in no event later than seven days after receipt of the request) the questionnaire, representation and agreement required by Section 10 of Article III.

(b)	At the request of the corporation, the shareholder giving the notice shall also provide to the corporation promptly upon request (but in no event later than seven days after receipt of the request) such additional information as the corporation may reasonably request, which may include, without limitation, an interview with a nominee. The officer of the corporation or other person presiding at the meeting (or the board in advance of any meeting) shall, if the facts so warrant, determine and declare to the meeting (or the board shall declare in advance of any meeting) that a nomination was not made in accordance with these bylaws and, if the officer of the corporation or other person presiding over the annual meeting (or the board in advance of any meeting) shall so determine, such person shall so declare to the meeting (or the board shall so declare in advance of any meeting) and the defective nomination shall be disregarded.

(c)	Notwithstanding and in addition to the foregoing provisions of this Section 11, unless otherwise required by law, if any shareholder provides notice of a proposed nomination for election to the board pursuant to Rule 14a-19 under the Exchange Act and subsequently fails to comply with any requirements of Rule 14a-19 under the Exchange Act or any requirements of this Section 11, as determined by the officer of the corporation or other person presiding over the meeting (or the board in advance of any meeting), then such shareholder’s nomination(s) shall be deemed null and void and the corporation shall disregard any proxies or votes solicited for such nominee. In addition, any nominating shareholder that provides notice of a proposed nomination for election to the board pursuant to Rule 14a-19 under the Exchange Act shall notify the Corporate Secretary within two business days of any change in such shareholder’s intent to deliver a proxy statement and form of proxy to the amount of holders of shares of the corporation’s outstanding capital stock required under Rule 14a-19 under the Exchange Act. If any shareholder provides notice of a proposed nomination for election to the board pursuant to Rule 14a-19 under the Exchange Act, such shareholder shall deliver to the corporation, no later than seven business days prior to the date for the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19 under the Exchange Act.

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(d)	Any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these bylaws (including Sections 10, 11 and 12 of this Article II), and compliance with Sections 10, 11 and 12 of this Article II, as the case may be, shall be the exclusive means for a shareholder to make nominations or submit other business. Notwithstanding the foregoing, Section 10 of this Article II does not apply to any shareholder proposal made pursuant to Rule 14a-8 under the Exchange Act, in which case the requirements, procedures, and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.

(e)	Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the board.

Section 12.          Proxy Access.

(a)	Whenever the board solicits proxies with respect to the election of directors at an annual meeting of shareholders, in addition to any persons nominated for election to the board by or at the direction of the board, the corporation shall, subject to the provisions of this Section 12,

(i)	include in its proxy statement for such annual meeting of shareholders:

(A)	the name of any person nominated for election (the “Shareholder Nominee”) by a shareholder of the corporation who (x) was a shareholder of record of the corporation as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the corporation in accordance with this Section 12, (y) is entitled to vote for the election of directors at the annual meeting and (z) satisfies the notice, ownership and other requirements of this Section 12 (such shareholder of record, together with the beneficial owner of such shares, a “Nominator”), or by a group of such shareholders of record of the corporation (such shareholders of record, together with the beneficial owners of such shares, a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this Section 12 applicable to a Nominator Group, and each member thereof, including the beneficial owners of such shares (each, a “Group Member”), shall have satisfied the conditions and complied with the requirements set forth in this Section 12 applicable to Group Members; and

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(B)	the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and

(ii)	include such Shareholder Nominee’s name on any ballot distributed at such annual meeting and on the corporation’s proxy card (or any other format through which the corporation permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this Section 12 shall limit the corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Shareholder Nominee, Nominator, Nominator Group or Group Member, or to include such Shareholder Nominee as a nominee of the board.

(b)	(i)	At each annual meeting, a Nominator or Nominator Group may nominate one or more Shareholder Nominees for election at such meeting pursuant to this Section 12; provided, that the maximum number of Shareholder Nominees (including any Shareholder Nominee that was submitted by a Nominator or Nominator Group for inclusion in the corporation’s proxy materials pursuant to this Section 12 but was subsequently withdrawn, disregarded pursuant to this Section 12 or declared invalid or ineligible) appearing in the corporation’s proxy materials with respect to an annual meeting shall not exceed the greater of two directors or 20% of the number of directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “Maximum Number”). If one or more vacancies for any reason occurs on the board at any time after the Final Proxy Access Deadline but before the date of the applicable annual meeting and the board determines to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced.

The Maximum Number shall be reduced, but not below zero, by the sum of:

(w)	the number of individuals who will be included in the corporation’s proxy materials as nominees recommended by the board pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders;

(x)	the number of Shareholder Nominees that the board itself decides to nominate for election at such annual meeting;

(y)	the number of individuals that the board decides to nominate for re-election who were Shareholder Nominees with respect to one of the previous three annual meetings; and

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(z)	the number of Shareholder Nominees who were disqualified or whose nomination was withdrawn or otherwise deemed invalid pursuant to the last paragraph of this Section 12(b)(i).

Any Nominator or Nominator Group submitting more than one Shareholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 12 shall rank in its Notice of Proxy Access Nomination such Shareholder Nominees based on the order that the Nominator or Nominator Group desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 12 exceeds the Maximum Number. In the event that the number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this Section 12 exceeds the Maximum Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 12 from each Nominator and Nominator Group will be selected for inclusion in the corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares of common stock of the corporation disclosed as owned (as defined below) in its Notice of Proxy Access Nomination submitted to the corporation and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 12 from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached or there are no remaining Shareholder Nominees.

If, after the Final Proxy Access Deadline, whether before or after the mailing of the corporation’s definitive proxy statement, (A) a Shareholder Nominee becomes ineligible for inclusion in the corporation’s proxy materials pursuant to this Section 12, becomes unwilling to serve on the board, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the corporation or (B) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, in each case as determined by the board or the chair of the meeting, then the board or the chair of the meeting shall declare each nomination by such Nominator or Nominator Group to be invalid, and each such nomination shall be disregarded. Further, the corporation (x) may omit from its proxy materials information concerning such Shareholder Nominee or any successor or replacement nominee proposed by the Nominator or Nominator Group or by any other Nominator or Nominator Group and (y) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy materials, that the Shareholder Nominee will not be eligible for election at the annual meeting and will not, or will no longer, be included as a Shareholder Nominee in the proxy materials.

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(ii)	To nominate a Shareholder Nominee, the Nominator or Nominator Group shall submit to the Corporate Secretary the information required by this subsection (ii) on a timely basis. To be timely, the information must be received at the principal executive office of the corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date on which the corporation’s definitive proxy statement was released to shareholders in connection with the preceding year’s annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is more than 30 days before or 70 days after the first anniversary of the date of the preceding year’s annual meeting of shareholders or if no annual meeting was held in the preceding year, the information must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on (x) the 90th day before such annual meeting or (y) if later, within 10 days after the first public announcement of the date of such annual meeting (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Deadline”); provided further, that in no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the receipt of the information required by this subsection (ii). The information required by this subsection (ii) shall consist of:

(A)	a written notice (such written notice, the “Notice of Proxy Access Nomination”) of the nomination of the Shareholder Nominee(s) that expressly requests that each Shareholder Nominee be included in the corporation’s proxy materials pursuant to this Section 12 and includes:

(I)	all information relating to each Shareholder Nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act;

(II)	the name and address of each shareholder of record of the Required Shares (as defined below), as they appear on the corporation’s share register, and the name and address of each beneficial owner on whose behalf the nomination is made;

(III)	a representation that the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, one specified Group Member (or a qualified representative thereof), intends to appear in person at the meeting to present each Shareholder Nominee for election; and

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(IV)	(1) the class or series and number of shares of the corporation’s capital stock that are, directly or indirectly, beneficially owned by each shareholder of record of the Required Shares and each beneficial owner on whose behalf the nomination is made, (2) any Derivative Instrument (as defined in Section 10 of this Article II) owned beneficially, directly or indirectly, by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the corporation, (3) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner has a right, or has given any other person a right, to vote any shares of the corporation or influence the voting over any such shares, (4) any short interest of such shareholder or beneficial owner in any security of the corporation (as described in Section 10 of this Article II), (5) any rights to dividends on the shares of the corporation owned beneficially, directly or indirectly, by such shareholder or beneficial owner that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by or through any entity, including without limitation, a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such shareholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, including without limitation any such interests held by members of such shareholder’s or beneficial owner’s immediate family sharing the same household;

(B)	if the Nominator or Nominator Group so elects, a written statement for inclusion in the corporation’s proxy statement in support of the election of the Shareholder Nominee(s) to the board, which statement shall not exceed 500 words with respect to each Shareholder Nominee (the “Nomination Statement”);

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(C)	in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member (or a qualified representative thereof) that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(D)	a representation by the Shareholder Nominee and the Nominator or Nominator Group (including each Group Member) that each such person has provided and will provide facts, statements and other information in all communications with the corporation and its shareholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;

(E)	one or more written statements from each shareholder of record of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the three-year holding period referenced in subsection (b)(iii) of this Section 12, verifying that, as of a date within seven days prior to the date the Notice of Proxy Access Nomination is received by the Corporate Secretary, the Nominator or the Nominator Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s, or, in the case of a Nominator Group, each Group Member’s, agreement to provide (1) within seven days after the record date for the applicable annual meeting, written statements from the record holder and intermediaries verifying the Nominator or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date, provided, that if and to the extent that a shareholder of record is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the Nominator or Nominator Group, as the case may be, ceases to own any of the Required Shares prior to the date of the applicable annual meeting;

(F)	a copy of any Schedule 14N that has been filed with the Securities and Exchange Commission (the “SEC”) as required by Rule 14a-18 under the Exchange Act;

(G)	a representation by the Nominator (including any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) that:

(1)	the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the corporation, and each such person does not presently have such intent;

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(2)	each such person will maintain ownership (as defined in this Section 12) of the Required Shares through the date of the applicable annual meeting along with a further statement as to whether or not such person has the intention to hold the Required Shares for at least one year thereafter (which statement the Nominator or Nominator Group shall include in its Nomination Statement, it being understood that the inclusion of such statement shall not count towards the Nomination Statement’s 500-word limit);

(3)	each such person has not distributed, and will not distribute, to any shareholder or beneficial owner any form of proxy for the applicable annual meeting other than the form distributed by the corporation;

(4)	each such person has not engaged in, and with respect to the applicable annual meeting, will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A under the Exchange Act) in, a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act other than in support of its Shareholder Nominee(s) or a nominee of the board for election as a director; and

(5)	each such person consents to the public disclosure of the information provided pursuant to this Section 12;

(H)	an executed agreement, in a form deemed satisfactory by the board, pursuant to which the Nominator (including any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, each Group Member (including any beneficial owner on whose behalf the nomination is made) agrees to:

(1)	comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Shareholder Nominee pursuant to this Section 12;

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(2)	assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the corporation and its shareholders and beneficial owners, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement;

(3)	indemnify and hold harmless the corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, arising out of or relating to any nomination submitted by such person(s) pursuant to this Section 12;

(4)	file with the SEC any solicitation or other communication with the corporation’s shareholders and beneficial owners relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required by Regulation 14A under the Exchange Act or whether any exemption from filing is available for such solicitation or other communication pursuant to Regulation 14A under the Exchange Act, and (5) furnish to the corporation all notifications and updated information required by this Section 12, including without limitation, the information required by subsection (b)(iv) of this Section 12; and

(I)	a letter of resignation signed by each Shareholder Nominee, which letter shall specify that such Shareholder Nominee’s resignation from the board is irrevocable and that it shall become effective upon a determination by the board or any committee thereof that (x) any of the information provided to the corporation by the Nominator, the Nominator Group, any Group Member (including, in each case, any beneficial owner on whose behalf the nomination was made) or the Shareholder Nominee in respect of the nomination of such Shareholder Nominee pursuant to this Section 12 is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (y) the Nominator, the Nominator Group, any Group Member (including, in each case, any beneficial owner on whose behalf the nomination was made) or the Shareholder Nominee shall have breached any of their respective representations, obligations or agreements under this Section 12.

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(iii)	(A)	To nominate a Shareholder Nominee, the Nominator or Nominator Group shall have owned common stock of the corporation representing 3% or more of the voting power entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the corporation and the record date for determining shareholders eligible to vote at the applicable annual meeting and must continue to own the Required Shares at all times between and including the date the Notice of Proxy Access Nomination is submitted to the corporation and the date of the applicable annual meeting; provided, that if and to the extent a shareholder of record is acting on behalf of one or more beneficial owners (1) only the common stock of the corporation owned by such beneficial owner or owners, and not any other common stock of the corporation owned by any such shareholder of record, shall be counted for purposes of satisfying the foregoing ownership requirement and (2) in the case of a Nominator Group, the aggregate number of shareholders of record and all such beneficial owners, in each case whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement (but counting the record holder and beneficial holder of the same shares as one shareholder for these purposes), shall not exceed 20. Two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one shareholder of record or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided, that each fund otherwise meets the requirements set forth in this Section 12; and provided further, that any such funds for which common stock of the corporation is aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the corporation that demonstrates that the funds meet the criteria set forth in (x), (y) or (z) hereof in the Notice of Proxy Access Nomination. No shares may be attributed to more than one Nominator or Nominator Group, and no beneficial owner or shareholder of record may be a member of more than one Nominator or Nominator Group (other than a record holder directed to act by more than one beneficial owner).

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(B)	For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding shares of common stock as to which a person possesses both (1) the full voting and investment rights pertaining to such shares and (2) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the ownership of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) that a person or any of its affiliates (as such term is defined in the Exchange Act) has sold in any transaction that has not been settled or closed, (y) that a person or any of its affiliates has borrowed or purchased pursuant to an agreement to resell or (z) that are subject to any Derivative Instrument (as defined in Section 10 of this Article II) or similar agreement entered into by a person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of the corporation’s common stock, in any case in which such instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s or affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s or affiliates’ shares of common stock. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares of common stock shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares of common stock shall also be deemed to continue during any period in which such person has loaned such shares; provided, that the person has the power to recall such loaned shares on five U.S. business days’ notice. The determination of the extent of “ownership” of shares for purposes of this Section 12 shall be made by the board, which determination shall be conclusive and binding on the corporation, its shareholders and beneficial owners and all other parties. For the purposes of this Section 12, the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(iv)	The information required by subsection (b)(ii) of this Section 12 with respect to any nomination submitted by a Nominator Group pursuant to this Section 12 shall be provided by each Group Member (including any beneficial owner on whose behalf the nomination is made) in the manner and within the time period prescribed therein.

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In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their respective representations, obligations or agreements with the corporation, or any information included in the Nomination Statement or the Notice of Proxy Access Nomination or any other communications by the Nominator, Nominator Group or any Group Member (including any beneficial owner on whose behalf the nomination is made) with the corporation or its shareholders and beneficial owners ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 24 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading)) notify the Corporate Secretary of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable.

All information required to be included in the Notice of Proxy Access Nomination or is otherwise required to be provided pursuant to this Section 12 shall be updated and supplemented, if necessary, in accordance with Section 10(b) of this Article II.

(v)	(A)	Within the time period specified in this Section 12 for providing the Notice of Proxy Access Nomination, each Shareholder Nominee must deliver to the Corporate Secretary a written representation and agreement that such person:

(I)	consents to be named in the proxy statement as a nominee, to serve as a director if elected, and to the public disclosure of the information provided pursuant to this Section 12; and

(II)	will provide facts, statements and other information in all communications with the corporation and its shareholders and beneficial owners that are and will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

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(B)	At the request of the corporation, each Shareholder Nominee for election as a director of the corporation must promptly submit (but in no event later than seven days after receipt of the request) to the Corporate Secretary (I) the questionnaire, representation and agreement required by Section 10 of Article III and (II) such additional information as requested by the corporation to permit the board to determine if such nominee is independent, including for purposes of serving on one or more committees of the board, under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board in determining and disclosing the independence of the corporation’s directors and to determine whether the nominee otherwise meets all other standards applicable to directors.

(C)	In the event that any Shareholder Nominee shall have breached any of such nominee’s respective representations, obligations or agreements with the corporation or any information or communications provided by a Shareholder Nominee to the corporation or its shareholders and beneficial owners ceases to be true and correct in any respect (or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Shareholder Nominee shall promptly (and in any event within 24 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading)) notify the Corporate Secretary of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to make such information or communication true and correct, if applicable.

(c)	Any Nominator, Nominator Group or Group Member (including any beneficial owner on whose behalf the nomination is made) whose Shareholder Nominee is elected as a director at the annual meeting will not be eligible to nominate or participate in the nomination of a Shareholder Nominee for the following two annual meetings other than the nomination of such previously elected Shareholder Nominee.

(d)	The corporation shall not be required to include, pursuant to this Section 12, a Shareholder Nominee in its proxy materials for any meeting of shareholders, or, if the proxy statement already has been filed, to allow the nomination of a Shareholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the corporation:

(i)	for any meeting for which the Corporate Secretary receives notice that the Nominator, the Nominator Group or any Group Member, as the case may be, or any other shareholder of record, intends to nominate one or more persons for election to the board pursuant to Section 11 of this Article II;

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(ii)	if any director then in office was previously nominated by a shareholder of record pursuant to Section 11 of this Article II or pursuant to an agreement or other arrangement with one or more shareholders or beneficial owners, as the case may be, in lieu of any person being formally proposed as a nominee for election to the board pursuant to Section 11 of this Article II, in each case, at one of the previous three annual meetings;

(iii)	who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the board in determining and disclosing the independence of the corporation’s directors, including those applicable to a director’s service on any of the committees of the board, in each case as determined by the board;

(iv)	whose election as a member of the board would cause the corporation to be in violation of these bylaws, the amended and restated articles of incorporation of the corporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, or any applicable law, rule or regulation or of any standards of the corporation applicable to directors, in each case as determined by the board;

(v)	who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, of the corporation or its subsidiaries, or is a representative of an entity that has or has had a representative functioning as such an officer or director during such period;

(vi)	whose business or personal interests place such Shareholder Nominee in a conflict of interest with the corporation or any of its subsidiaries, as determined by the board;

(vii)	who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years;

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(viii)	who is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act of 1933, as amended;

(ix)	if any information provided to the corporation in connection with such nomination was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the board or any committee thereof;

(x)	if the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, one specified Group Member (or a qualified representative thereof), or the Shareholder Nominee does not appear at the applicable annual meeting to present the Shareholder Nominee for election;

(xi)	if the Nominator or, in the case of a Nominator Group, any Group Member, or the Shareholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these bylaws, including without limitation, this Section 12 and Section 10 of Article III.

For the purpose of this paragraph, clauses (iii) through (xi) will result in the exclusion from the proxy materials pursuant to this Section 12 of the specific Shareholder Nominee(s) to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Shareholder Nominee(s) and the inability of the Nominator or Nominator Group that nominated any such Shareholder Nominee to substitute another Shareholder Nominee therefor; however, clauses (i) and (ii) will result in the exclusion from the proxy materials pursuant to this Section 12 of all Shareholder Nominees for the applicable annual meeting, or, if the proxy statement already has been filed, the ineligibility of all Shareholder Nominees.

(e)	Notwithstanding anything to the contrary contained in this Section 12:

(i)	the corporation may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the board determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(ii)	if the board or the chair of the meeting determines that any Nominator, Nominator Group or Group Member (and any beneficial owner on whose behalf the nomination is made) has failed to comply with the requirements of this Section 12, the board or the chair of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded; and

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(iii)	the board (and any other person or body authorized by the board) shall have the power and authority to interpret this Section 12 and to make any and all determinations necessary or advisable to apply this Section 12 to any persons, facts or circumstances. Any such interpretation or determination adopted in good faith by the board (or any other person or body authorized by the board) shall be conclusive and binding on all persons, including the corporation and its shareholders of record and beneficial owners.

Section 13.          Notice to Corporation. Any written notice, information or consent required to be delivered by a shareholder to the corporation pursuant to Section 10, Section 11 or Section 12 of this Article II must be delivered to, or mailed and received by, the Corporate Secretary at the corporation’s principal executive office, not later than 5:00 p.m., Eastern Time, with respect to any applicable deadline (unless otherwise stated in these bylaws).

ARTICLE III

Board of Directors

Section 1.          Board to Manage. The business and affairs of the corporation shall be managed by or under the direction of the board.

Section 2.          Number and Term of Office. Subject to Article VI of the amended and restated articles of incorporation, the number of directors shall be determined by the board of directors from time to time. Each director shall be elected to serve for a term that expires at the next regular annual meeting of the shareholders and when a successor is elected and has qualified, or at the time of the earlier death, resignation, removal or disqualification of the director.

Section 3.          Meetings of the Board. The board may hold meetings either within or without the State of Minnesota at such places as the board may select. If the board fails to select a place for a meeting, the meeting shall be held at the principal executive office of the corporation; provided, that one meeting each calendar year shall be held within the State of Connecticut. No notice of a regular meeting is required if the date, time and place of the meeting has been announced at a previous meeting of the board. A special meeting of the board may be called by any director or by the Chief Executive Officer by giving, or causing the Corporate Secretary to give, at least 24 hours’ notice to all directors of the date, time and place of the meeting.

Section 4.          Advance Action by Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a board meeting.

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Section 5.          Electronic Communications. A board meeting may be held and participation in a meeting may be effected by means of any form of communications permitted by Chapter 302A.

Section 6.          Quorum. At all meetings of the board, a majority of the directors then holding office is a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a meeting is convened, the directors present may continue to transact business until adjournment sine die, even though the withdrawal of a number of directors originally present leaves less than the proportion otherwise required for a quorum.

Section 7.          Act of the Board. The board shall take action by the affirmative vote of at least a majority of the directors present at a meeting. An action required or permitted to be taken at a board meeting may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the directors. If the restated articles of incorporation so provide, any action, other than an action requiring shareholder approval, may be taken by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the board at which all directors were present. The written action is effective when signed, or consented to by authenticated electronic communication, by the required number of directors, unless a different effective time is provided for in the written action. If written action is permitted to be taken, and is taken, by less than all directors, then all directors shall be notified immediately of its text and effective date.

Section 8.          Board-Appointed Committees. A resolution approved by the affirmative vote of a majority of the directors then holding office may establish committees having the authority of the board in the management of the business of the corporation; and any committee, to the extent provided in the applicable resolution of the board of directors or in the bylaws, shall, to the extent permitted by law, have and may exercise all of the powers and authority of the board of directors. Unless otherwise provided in the restated articles of incorporation or the resolution of the board establishing the committee, a committee may create one or more subcommittees, each consisting of one or more members of the committee, and may delegate to a subcommittee any or all of the authority of the committee.

Section 9.          Chair of the Board. The board shall at its regular meeting each year immediately following the regular annual shareholders meeting elect from its number a chair of the board who shall serve until the next regular meeting of the board immediately following the regular annual shareholders meeting. The chair may be (but shall not be required to be) the Chief Executive Officer or another executive officer of the corporation and shall:

(a)	consult with the Chief Executive Officer and the board on the strategic direction of the corporation;

(b)	report solely to the board;

(c)	preside at all meetings of the board; and

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(d)	perform such other duties prescribed by the board or these bylaws.

Section 10.          Director Information. Each person proposed as a nominee for election or reelection as a director shall deliver (in accordance with any applicable time periods prescribed for delivery under Sections 11 or 12 of Article II) to the Corporate Secretary at the corporation’s principal executive office a completed and signed questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Corporate Secretary upon written request) and a written representation and agreement (in the form provided by the Corporate Secretary upon written request), that such person proposed as a nominee:

(a)	is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such nominee, if elected as a director of the corporation, will act or vote as a director on any issue or question to be decided by the board or any issue or question that otherwise relates to the corporation or such person’s service on the board;

(b)	is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person (other than with the corporation) that has not been disclosed to the corporation, including any agreement to indemnify such person for obligations arising as a result of such person’s service as a director of the corporation, and has not and will not receive any compensation or payment from any person (other than the corporation) that has not been disclosed to the corporation, in each case in connection with such nominee’s nomination, service or action as a director of the corporation; and

(c)	in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable law and stock exchange listing standards and with the corporation’s policies, guidelines and principles applicable to directors, including without limitation, the corporation’s governance guidelines, code of business conduct and ethics, conflict of interest, confidentiality, stock ownership and trading policies and guidelines, and any other codes, policies and guidelines of the corporation or any rules, regulations and listing standards, in each case as applicable to directors.

ARTICLE IV

Officers

Section 1.          Required Officers. The corporation shall have officers who shall serve as Chief Executive Officer and Chief Financial Officer and such other officers as the board shall determine from time to time.

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Section 2.          Chief Executive Officer. The board shall at its regular meeting each year immediately following the regular annual shareholders meeting elect from its number a Chief Executive Officer who shall serve until the next regular meeting of the board immediately following the regular annual shareholders meeting. The Chief Executive Officer shall:

(a)	in consultation with the chair and the board, have responsibility for planning the strategic direction of the corporation;

(b)	subject to the direction of the board, have responsibility for the supervision, coordination and management of the business and affairs of the corporation;

(c)	preside at all shareholder meetings;

(d)	have responsibility to direct and guide operations to achieve corporate profit, growth and social responsibility objectives;

(e)	report solely to the board;

(f)	see that all orders and resolutions of the board are carried into effect; and

(g)	perform such other duties prescribed by the board or these bylaws.

Section 3.          Chief Financial Officer. The board shall elect one or more officers, however denominated, to serve at the pleasure of the board who shall together share the function of Chief Financial Officer. The function of Chief Financial Officer shall be to:

(a)	cause accurate financial records to be maintained for the corporation;

(b)	cause all funds belonging to the corporation to be deposited in the name of and to the credit of the corporation in banks and other depositories selected pursuant to general and specific board resolutions;

(c)	cause corporate funds to be disbursed as appropriate in the ordinary course of business;

(d)	cause appropriate internal control systems to be developed, maintained, improved and implemented; and

(e)	perform other duties prescribed by the board or the Chief Executive Officer.

Section 4.          Chief Legal Officer. The board shall elect one or more officers, however denominated, to serve at the pleasure of the board who shall together share the function of Chief Legal Officer. The function of Chief Legal Officer shall be to:

(a)	serve as the senior legal counsel to the corporation;

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(b)	have responsibility for oversight and administration of the corporation’s legal and regulatory affairs; and

(c)	perform other duties prescribed by the board or the Chief Executive Officer.

Section 5.          Chief Investment Officer. The board shall elect one or more officers, however denominated, to serve at the pleasure of the board who shall together share the function of Chief Investment Officer. The function of Chief Investment Officer shall be to:

(a)	have responsibility for the administration of the corporation’s investment portfolio;

(b)	have responsibility for the supervision and oversight of compliance with the corporation’s investment policies;

(c)	have responsibility for monitoring the performance of investment managers, external and internal, and making recommendations to the Chief Executive Officer with respect thereto; and

(d)	perform such other duties prescribed by the board or the Chief Executive Officer.

Section 6.          Corporate Secretary. The board shall elect one or more officers, however denominated, to serve at the pleasure of the board who shall together share the function of a Corporate Secretary. The function of Corporate Secretary shall be to:

(a)	be present at and maintain records of and certify proceedings of the board and the shareholders and, if requested, of the executive committee and other board committees;

(b)	serve as custodian of all official corporate records other than those of a financial nature;

(c)	cause the corporation to maintain appropriate records of share transfers and shareholders; and

(d)	perform other duties prescribed by the board or the Chief Executive Officer.

In the absence of the Corporate Secretary, a Secretary, Assistant Secretary or other officer shall be designated by the Chief Executive Officer to carry out the duties of Corporate Secretary.

ARTICLE V

Share Certificates/Transfer

Section 1.          Certificated and Uncertificated Shares. The shares of this corporation shall be either certificated shares or uncertificated shares. Each holder of duly issued certificated shares is entitled to a certificate of shares, which shall be in such form as prescribed by law and adopted by the board.

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Section 2.          Transfer of Shares. Transfer of shares on the books of the corporation shall be made by the transfer agent and registrar in accordance with procedures adopted by the board.

Section 3.          Lost, Stolen or Destroyed Certificates. No certificate for certificated shares of the corporation shall be issued in place of one claimed to be lost, stolen or destroyed except in compliance with Section 336.8-405, Minnesota Statutes, as amended from time to time, and the corporation may require a satisfactory bond of indemnity protecting the corporation against any claim by reason of the lost, stolen or destroyed certificate.

ARTICLE VI

General Provisions

Section 1.          Voting of Shares. The Chief Executive Officer, any Vice President, the Corporate Secretary or the Deputy Corporate Secretary, unless some other person is appointed by the board, may vote shares of any other corporation held or owned by the corporation and may take any required action with respect to investments in other types of legal entities.

Section 2.          Execution of Documents. Deeds, mortgages, bonds, contracts and other documents and instruments pertaining to the business and affairs of the corporation may be signed and delivered on behalf of the corporation by the Chief Executive Officer, any vice president or Corporate Secretary or by such other person or by such other officers as the board may specify.

Section 3.          Transfer of Assignment of Securities. The Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Investment Officer, Treasurer, or any Vice President, Corporate Secretary, Secretary or Assistant Secretary of the corporation shall execute the transfer and assignment of any securities owned by or held in the name of the corporation. The transfer and assignment of securities held in the name of a nominee of the corporation may be accomplished pursuant to the contract between the corporation and the nominee.

Section 4.          Fiscal Year. The fiscal year of the corporation shall end on December 31 of each year.

Section 5.          Seal. The corporation shall have a circular seal bearing the name of the corporation and an impression of a person at a plow and a person on horseback.

Section 6.          Indemnification. The corporation shall indemnify and make permitted advances to a person made or threatened to be made a party to a proceeding by reason of his former or present official capacity (as defined in Section 302A.521 of the Minnesota Statutes, as amended from time to time) against judgments, penalties, fines (including without limitation excise taxes assessed against the person with respect to an employee benefit plan), settlements and reasonable expenses (including without limitation attorneys' fees and disbursements) incurred by such person in connection with the proceeding in the manner and to the fullest extent permitted or required by Section 302A.521, as amended from time to time.

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